THIRD AMENDMENT

TO THE

NEW PENSION EQUALIZATION PLAN

THIS THIRD AMENDMENT to the Laboratory Corporation of America Amended and Restated New Pension Equalization Plan (“Plan”), a/k/a the PEP Plan, is made this 21st day of April 2005

WHEREAS, Laboratory Corporation of America Holdings, a Delaware corporation (“Parent Company”), created the Plan effective as of November 20, 1996; and

WHEREAS, the Plan was amended and restated on August 30, 2001; and

WHEREAS, the Plan was amended by a First Amendment dated May 5, 2004, and by a Second Amendment dated December 8, 2004; and

WHEREAS, pursuant to Section 4.1, the Parent Company’s Board of Directors has the right to amend the Plan at any time; and

WHEREAS, the Board of Directors has determined to amend the Plan for prospective compliance with the American Jobs Creation Act of 2004 as interpreted by IRS Notice 2005-1.

NOW, THEREFORE, the Parent Company does hereby make this Third Amendment to the Plan.

1.             Grandfathering of Pre-2005 Deferrals. The Plan document, as it existed prior to the Second Amendment and this Amendment, shall apply to all benefit accruals applicable to Plan Years ending on or before December 31, 2004, provided that a Participant has a legally binding right to be paid such benefits on December 31, 2004, and that the Participant’s right to such benefits is earned and vested on December 31, 2004.

All other benefit accruals shall be subject to the Plan document, as amended by the First Amendment thereto, and as amended by the Second Amendment thereto for compliance with Code Section 409A.

2.	Effective Date. This Third Amendment to the Plan shall be effective January 1,

2005.

IN WITNESS WHEREOF, the Parent Company has caused this Third Amendment to the Plan to be executed as of the date first written above.

LABORATORY CORPORATION OF

AMERICA HOLDINGS

By:	/S/ BRADFORD T. SMITH
Bradford T. Smith, Executive Vice President